EXHIBIT 99.1

BOAT HOLDINGS, LLC UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
Assets	(Unaudited)
Current assets:
Cash	$11,779,391	$10,163,887
Trade receivables	19,767,494	4,463,958
Other receivables	2,975,736	1,847,977
Inventories	38,506,504	36,483,133
Prepaid expenses	1,227,282	953,682
Total current assets	74,256,407	53,912,637
Property and equipment, at depreciated cost	30,920,734	30,020,101
Goodwill	600,226	600,226
Intangible assets, net of amortization	3,562,068	3,724,509
Total assets	$109,339,435	$88,257,473
Liabilities and Members’ (Deficit)
Current liabilities:
Current maturities of long-term debt	$8,633,243	$11,511,388
Current portion of deferred revenue	1,957,143	1,957,143
Accounts payable	31,838,899	19,428,366
Accrued liabilities	22,417,676	21,720,611
Total current liabilities	64,846,961	54,617,508
Long-term debt, less current maturities	99,274,193	108,743,873
Deferred revenue, less current maturities	10,275,000	10,764,286
Commitments and contingencies (Note 11)
Members’ (deficit):
Class B Membership Interests	(30,329,416)	(39,285,484)
Class A Membership Interests	(19,194,643)	(24,862,687)
Class C Membership Interests	(3,913,477)	(5,069,099)
Class D Membership Interests	(7,826,957)	(10,138,203)
Class E Membership Interests	(7,826,957)	(10,138,203)
Noncontrolling interest	4,034,731	3,625,482
Total members’ (deficit)	(65,056,719)	(85,868,194)
Total liabilities and members’ (deficit)	$109,339,435	$88,257,473

See notes to unaudited condensed consolidated financial statements.

BOAT HOLDINGS, LLC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)
Net sales	$167,947,447	$146,550,157
Cost of goods sold	130,039,785	114,477,858
Gross profit	37,907,662	32,072,299
Selling, general, and administrative expenses	16,332,123	14,271,271
Operating income	21,575,539	17,801,028
Nonoperating income (expense):
Interest expense, net	(1,274,666)	(395,354)
Other	531,407	181,001
Net income	20,832,280	17,586,675
Less: noncontrolling interest in net income of subsidiary and affiliate	(411,330)	(367,491)
Net income attributable to Boat Holdings, LLC	$20,420,950	$17,219,184

See notes to unaudited condensed consolidated financial statements.

BOAT HOLDINGS, LLC UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2018	2017
Cash flows from operating activities:	(Unaudited)	(Unaudited)
Net income	$20,832,280	$17,586,675
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	812,836	790,640
Amortization of intangibles	161,692	162,442
Recognition of deferred revenue	(489,286)	—
Loss on disposal of equipment	14,272	80,664
Amortization of deferred financing costs	93,602	—
(Increase) decrease in:
Trade receivables	(16,431,295)	(10,005,499)
Inventories	(2,023,371)	(767,398)
Prepaid expenses and others receivables	(273,600)	15,936
Increase in:
Accounts payable	12,410,533	13,946,261
Accrued liabilities	1,869,906	(3,070,833)
Net cash provided by operating activities	16,977,569	18,738,888
Cash flows from investing activities:
Purchase of property and equipment	(1,727,797)	(1,111,754)
Net cash (used in) investing activities	(1,727,797)	(1,111,754)
Cash flows from financing activities:
Principal payments on long-term borrowings	(12,441,427)	(2,108,000)
Distributions	(1,190,841)	(2,762,047)
Distributions to noncontrolling interest	(2,000)	(393,023)
Net cash (used in) financing activities	(13,634,268)	(5,263,070)
Increase in cash	1,615,504	12,364,064
Cash, beginning	10,163,887	8,616,360
Cash, ending	$11,779,391	$20,980,424

Supplemental disclosures of cash flow information
Cash payments for interest	$1,336,388	$109,127
Dividends accrued, not paid	$709,756	$6,015,268

See notes to unaudited condensed consolidated financial statements.

BOAT HOLDINGS, LLC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Nature of Business and Significant Accounting Policies
Nature of business: Boat Holdings, LLC is a holding company. Boat Holdings, LLC and Subsidiaries is collectively referred to as the “Company” in the notes to the unaudited condensed consolidated financial statements.
Pontoon Boat, LLC d/b/a Bennington, is primarily engaged in the manufacture and marketing of pontoon boats for sale via its dealership network throughout the United States and Canada under the name “Bennington”, generally under terms of floorplan arrangements that are typical in the marine business. Bennington also sells optional equipment and replacement parts to its dealers.
Highwater Marine, LLC is primarily engaged in the manufacture of boats, including recreational cruisers, pontoons, deck boats and cuddys/bowriders for sale via its dealership network throughout the United States and Canada under the names “Rinker”, “Godfrey”, and “Hurricane” respectively, generally under terms of floorplan arrangements that are typical in the marine business. Highwater Marine, LLC also sells optional equipment and replacement parts to its dealers.
Pontoon Boat Disc Corporation and Pontoon-Highwater Disc Partners, LLC are interest charge domestic international sales corporations.
Marine Realty, LLC is a real estate company that leases real estate to Pontoon Boat, LLC d/b/a Bennington.
Reporting entity and principles of consolidation: The unaudited condensed consolidated financial statements include the accounts of Boat Holdings, LLC (“Holdings”) and its wholly-owned subsidiaries, Pontoon Boat, LLC d/b/a Bennington, Pontoon Boat Disc Corporation, Pontoon-Highwater Disc Partners, LLC, a 90 percent owned subsidiary, Highwater Marine, LLC, and an affiliate, Marine Realty, LLC, collectively referred to as the Company.
Marine Realty, LLC exists for the sole purpose of leasing real estate to Pontoon Boat, LLC d/b/a Bennington and requires the financial support of Pontoon Boat, LLC d/b/a Bennington through lease agreements. Marine Realty, LLC does not have the right to receive the expected residual returns as all lease payments received are used for debt service costs. Management has determined that this relationship represents variable interests in Marine Realty, LLC. Pontoon Boat, LLC d/b/a Bennington is the primary beneficiary of the variable interest entity (“VIE”) which requires Marine Realty, LLC to be consolidated in accordance with accounting principles generally accepted in the United States of America. Accordingly, the financial statements of Marine Realty, LLC have been included in these unaudited condensed consolidated financial statements.
All significant intercompany accounts and transactions between Holdings and subsidiaries and affiliates have been eliminated in consolidation.
Noncontrolling interest: Noncontrolling interest represents the portion of equity in Highwater Marine, LLC and in Marine Realty, LLC not attributable, directly or indirectly, to Holdings. The profit or loss derived from the noncontrolling interest in the performance of Highwater Marine, LLC and Marine Realty, LLC is allocated to the net income attributable to the noncontrolling interest in the 2018 and 2017 unaudited condensed consolidated statement of income.
Basis of presentation: The accompanying unaudited condensed consolidated financial statements of Boat Holdings, LLC and Subsidiaries and Affiliate have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and, therefore, do not include all information and disclosures of results of operations, financial position and changes in cash flows in conformity with accounting principles generally accepted in the United States for complete financial statements. Accordingly, such statements should be read in conjunction with the Company's annual consolidated financial statements for the year ended December 31, 2017. In the opinion of management, such statements reflect all adjustments (which include only normal recurring adjustments) necessary for fair presentation of the financial position, results of operations, and cash flows for the periods presented. Due to the seasonality trends for certain products and to certain changes in production and shipping cycles, results of such periods are not necessarily indicative of the results to be expected for the complete year.
Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through August 31, 2018, the date the unaudited condensed consolidated financial statements were available to be issued.
On July 2, 2018, the Company was acquired by Polaris Industries, Inc. valued at a net present value of approximately $805,000,000.

Note 2. Inventories
As of March 31, 2018 and December 31, 2017, inventories consisted of the following:

	March 31, 2018	December 31, 2017
	(Unaudited)
Raw materials	$22,642,779	$22,206,882
Work in process	3,803,470	3,870,066
Finished goods	6,813,765	6,560,178
Engines	5,246,490	3,846,007
	$38,506,504	$36,483,133

Note 3. Property and Equipment
Property and equipment as of March 31, 2018 and December 31, 2017 is as follows:

	March 31, 2018	December 31, 2017
	(Unaudited)
Land and improvements	$4,216,866	$4,216,866
Buildings and improvements	17,837,467	17,837,467
Leasehold improvements	6,390,112	5,678,623
Machinery and equipment	6,643,594	6,375,578
Furniture and fixtures	1,719,289	1,669,928
Tools and dies	4,011,486	3,967,190
Computer equipment	3,547,443	3,530,956
Construction in progress	1,264,386	652,872
	45,630,643	43,929,480
Less accumulated depreciation	14,709,909	13,909,379
	$30,920,734	$30,020,101

Note 4. Intangible Assets
As of March 31, 2018 and December 31, 2017, intangible assets consisted of the following:

	March 31, 2018 (Unaudited)
	Cost	Accumulated Amortization	Net Book Value	Useful Lives

Trade names	$4,646,513	2,384,435	$2,262,078	6-15 Years
Customer list	1,800,000	500,010	1,299,990	6 Years
	$6,446,513	$2,884,445	$3,562,068

	December 31, 2017
	Cost	Accumulated Amortization	Net Book Value	Useful Lives

Trade names	$4,646,513	2,271,995	$2,374,518	6-15 Years
Customer list	1,800,000	450,009	1,349,991	6 Years
	$6,446,513	$2,722,004	$3,724,509
Aggregate amortization expense of intangible assets for the three months ended March 31, 2018 and 2017 was $162,500 per period.

Approximate annual amortization for intangible assets for the years ending December 31, 2018 through 2022 and thereafter is as follows:

2018 (remainder)	$487,000
2019	650,000
2020	650,000
2021	592,000
2022	416,000
Thereafter	767,068
$3,562,068

Note 5. Accrued Liabilities
Accrued liabilities as of March 31, 2018 and December 31, 2017 consist of the following:

	March 31, 2018	December 31, 2017
	(Unaudited)
Warranty	$12,415,750	$10,850,549
Payroll and other related expenses	2,733,735	1,929,705
Dealer interest reimbursement	1,199,879	1,822,957
Insurance	648,908	740,183
Property taxes	999,349	809,831
Accrued dealer incentives	2,926,560	2,732,963
Distributions	709,756	2,273,399
Other	783,739	561,024
	$22,417,676	$21,720,611

Note 6. Warranties
The Company provides a limited warranty for its products. The Company's standard warranties require the Company or its dealers to repair or replace defective products during such warranty period at no cost to the consumer. The Company estimates the costs that may be incurred under its basic limited warranty and records a liability for costs at the time product revenue is recognized. Factors that affect the Company's warranty liability include the number of units sold, historical and anticipated rates of warranty claims and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The Company utilizes historical trends to assist in determining the appropriate expense accrual.
Changes in the Company's accrued warranty liability during the three months ended March 31, 2018 and the year ended December 31, 2017 is as follows:

	March 31, 2018	December 31, 2017
	(Unaudited)
Balance, beginning	$10,850,549	$8,264,267
Accruals for products sold	2,925,704	9,585,776
Payments made	(1,360,503)	(6,999,494)
Balance, ending	$12,415,750	$10,850,549

Note 7. Line of Credit, Notes Payable and Pledged Assets
Long-term debt as of March 31, 2018 and December 31, 2017 is as follows:

	March 31, 2018	December 31, 2017
	(Unaudited)
Term loan (1) (2)	$102,729,834	$105,640,093
Line of credit (3)	6,500,000	16,000,000
Capital lease	200,568	231,734
	109,430,402	121,871,827
Less unamortized debt finance costs	1,522,966	1,616,566
Less current maturities	8,633,243	11,511,388
	$99,274,193	$108,743,873

1.
The Company has a term note with a bank, which bears interest at LIBOR (1.7 percent at March 31, 2018) plus an applicable margin set by the bank (2.4 percent at March 31, 2018). The term loan requires quarterly principal payments of approximately $2,802,000 and matures in April 2022, at which time a balloon payment of approximately $56,051,000 is due. The loan is collateralized by substantially all assets of the Company and is subject to certain covenants including a leverage ratio and a fixed charge coverage ratio. On March 31, 2018, $100,691,447 was outstanding.

2.
The Company has a term loan that requires monthly payments of approximately $42,000, including monthly interest payments at LIBOR (1.7 percent at March 31, 2018), plus 2.65 percent, maturing in June 2022, at which time a balloon payment of approximately $93,000 is due, of which $2,038,387 was outstanding as of March 31, 2018. The loan is collateralized by substantially all assets of the Company and is subject to certain non-financial covenants.

3.
The Company has a $40,000,000 revolving line of credit with a bank, $6,500,000 of which was outstanding at March 31, 2018. Borrowings against the line of credit bear interest at LIBOR (1.7 percent at March 31, 2018) plus an applicable margin set by the bank (2.4 percent at March 31, 2018). The revolving line of credit is subject to certain covenants including a leverage ratio and a fixed charge coverage ratio. The borrowings are collateralized by substantially all assets of the Company and are due in April 2022.

Approximate aggregate maturities of outstanding debt in accordance with the agreements described above for the years ending December 31, 2018 through 2022 are as follows:

2018 (remainder)	$8,633,000
2019	11,723,000
2020	11,720,000
2021	11,722,000
2022	65,632,402
$109,430,402

Note 8. Unearned Revenue
On July 1, 2017, the Company entered into a seven year exclusive floor planning arrangement with a finance company. In exchange for exclusivity, the finance company agreed to an incentive cash payment of $13,700,000 paid to the Company at the date of execution of the agreement. The Company is recognizing revenue from the incentive payment on a pro-rata basis over the term of the agreement. For three months ended March 31, 2018, the Company recognized approximately $489,000 of income in the accompanying unaudited condensed consolidated statement of income.

Approximate unearned revenue to be recognized in income for the years ending December 31, 2018 through 2022 and thereafter are as follows:

2018 (remainder)	$1,468,000
2019	1,957,000
2020	1,957,000
2021	1,957,000
2022	1,957,000
Thereafter	2,936,000
$12,232,000

Note 9. Leases, Note Receivable and Related Party Transactions
Pontoon Boat, LLC leases its facilities from Marine Realty, LLC, a variable interest entity (as described in Note 1), under a verbal month-to-month lease. The leases provide that the lessee pay all property taxes, insurance and maintenance plus monthly rentals of approximately $64,000.
Pontoon Boat, LLC also leases various vehicles and equipment with monthly payments totaling approximately $19,000 under operating leases expiring at various dates through December 2023. As of March 31, 2018, approximate minimum future lease and rentals under the noncancelable operating agreements are as follows:

During the year ending December 31,
2018 (remainder)	$114,000
2019	102,000
2020	69,000
2021	29,000
2022	18,000
Thereafter	14,000
$346,000

Note 10. Variable Interest Entity
Boat Holdings is the primary beneficiary of and consolidates a related party (Marine Realty, LLC) that is a variable interest entity (VIE). Marine Realty does not have the right to receive the expected residual returns as all lease payments received are used for the debt service costs. Through the lease agreements, Boat Holdings controls the significant activities of the VIE.
The total amount of the VIE’s borrowings was approximately $2,038,000 as of March 31, 2018. The total carrying value of Marine Realty’s assets is approximately $6,355,000 at March 31, 2018. In the event Marine Realty is unable to satisfy its obligations, the value of the assets pledged on the bank debt would be available to liquidate and recover some or all of the amounts paid.
Under the terms of the lease agreements with the VIE, Boat Holdings is required to make monthly payments currently approximating $64,000 to the VIE. The leases expire at various dates over the next five years and are subject to voluntary renewal periods. In addition, the Company is required to pay for property taxes, insurance and maintenance on the related property.

The following table shows the approximate significance of the VIE as of March 31, 2018 and December 31, 2017 and for the three months ended March 31, 2018 and March 31, 2017:

	March 31, 2018	December 31, 2017
	(Unaudited)
Cash	$368,930	$315,290
Prepaid expenses	28,901	28,901
Property and equipment, net	5,956,980	6,014,967
	$6,354,811	$6,359,158

Current maturities of long-term debt	$317,423	$423,231
Accrued liabilities	633,269	621,799
Long-term debt, less current maturities	2,728,845	2,729,982
Noncontrolling interest	2,675,274	2,584,146
	$6,354,811	$6,359,158

	Three months ended March 31,
	2018	2017
	(Unaudited)	(Unaudited)
Net income	$91,128	$94,682

Note 11. Commitments and Contingencies
Repurchase agreements: In connection with the wholesale floorplan financing of boats, the Company has entered into repurchase agreements with lending institutions. The repurchase commitment is on an individual unit basis with a term from the date it is financed by the lending institutions through payment date by the dealer, generally not exceeding 900 days. The outstanding obligation under this agreement was approximately $201,000,000 at March 31, 2018. Such agreements are customary in the industry and the Company’s exposure to loss under such agreements is limited by the resale value of the inventory and related costs to sell the unit, which is required to be repurchased.
The reserve methodology used to record an estimated expense and loss reserve in each accounting period is based upon the Company’s repurchase history. Subsequent to the inception of the repurchase commitment, the Company evaluates the likelihood of repurchase and adjusts the estimated loss reserve and related income statement account accordingly. Potential increases in losses may result from any market difficulties in the marine industry. If the Company were obligated to repurchase a significant number of units under any repurchase agreement, its business, operating results and financial condition could be adversely affected. At March 31, 2018, the Company determined that no reserve was necessary related to these agreements.
Inventory purchase commitment: On June 23, 2017, the Company entered into a ten year purchase commitment with an engine manufacturer, whereby the Company makes variable annual purchase commitments which determine the Company’s engine discount percentage. Additionally, the Company is subject to an aggregate minimum purchase commitment over the life of the agreement. If the minimum purchase amount in any given year is not met, the Company is subjected to a 1 percent shortfall penalty, whereby the penalty is withheld from future discounts to the extent available. If no funds are available, the Company is required to remit payment within 60 days of the shortfall. The Company has committed to purchase volume between $50,000,000 and $125,000,000 during the first year of the agreement. The agreement also contains a provision allowing the Company to terminate the agreement at any time. In the event the Company exercises this option, the Company is required to pay a 3.5 percent shortfall penalty on the aggregate ten year commitment. In connection with the sale of assets utilized to manufacture boat furnishings in January 2016, the Company entered into an agreement with the buyer whereby the Company committed to purchase a minimum amount of goods and services used in the Company’s normal operations for an initial term of five years. The total future minimum purchase obligation over the term of the agreement is approximately $122,102,000. If the minimum purchase amount over the period of the agreement is not met, the Company is required to remit a payment to the buyer equal to 10 percent of the shortfall within 30 days after the date of expiration of the agreement. The agreement does include a clause stating if industry retail sales decrease by certain stated percentages in the agreement over the 5 year period, the Company will be granted additional years to meet the aggregate purchase commitment as defined in the agreement.
Self-insured plans: Pontoon Boat, LLC participates in a partially self-insured employee health plan. Under the plan, Pontoon Boat, LLC is responsible for health insurance liabilities of up to $100,000 per claim and an aggregate limit based on total participants. The total annual aggregate liability was approximately $3,740,244 at March 31, 2018. The excess loss portion of the coverage has been reinsured with a commercial carrier.
Highwater Marine, LLC participates in a partially self-insured employee health plan. Under the plan, Highwater Marine, LLC is responsible for health insurance liabilities of up to $150,000 per participant per plan year and an aggregate limit which is calculated based on the number of participants. The excess loss portion of the coverage has been reinsured with a commercial carrier.
Total expense incurred by the Company under these plans for the period ended March 31, 2018 was approximately $1,234,000.